                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                           Three Months        Six Months
                                                                              Ended              Ended
                                                                          June 30, 1996      June 30, 1996
                                                                          --------------     -------------
PRIMARY:
    Average common shares outstanding .............................         7,813,974           6,667,675
    Net effect of dilutive stock options outstanding
        during the period -- based on the treasury stock method....           182,832             182,865
    Net effect of dilutive stock warrants outstanding
        during the period -- based on the treasury stock method....           603,425             603,428

                                                                           ----------          ----------

          Total                                                             8,600,232           7,453,969
                                                                           ==========          ==========

    Net Income                                                             $2,499,891          $4,454,079
                                                                           ==========          ==========

    Per Share Amount                                                       $     0.29          $     0.60
                                                                           ==========          ==========
FULLY DILUTED:
    Average common shares outstanding .............................         7,813,974           6,667,675
    Net effect of dilutive stock options outstanding
        during the period -- based on the treasury stock method....           202,936             202,850
    Net effect of dilutive stock warrants outstanding
        during the period -- based on the treasury stock method....           773,057             773,061

                                                                           ----------          ----------

          Total                                                             8,789,968           7,643,586
                                                                           ==========          ==========

    Net Income                                                             $2,499,891          $4,454,079
                                                                           ==========          ==========

    Per Share Amount                                                       $     0.28          $     0.58
                                                                           ==========          ==========

                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                 Three Months       Six Months
                                                                                    Ended             Ended
                                                                                June 30, 1995     June 30, 1995
                                                                                -------------     -------------
PRIMARY:
      Average common shares outstanding .............................                208,332          208,332
      Average preferred shares outstanding (A) ......................              1,666,063        1,666,063
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method....                188,699          186,753
                                                                                  ----------       ----------

            Total                                                                  2,063,094        2,061,148
                                                                                  ==========       ==========

      Net Income                                                                  $  449,642       $  851,319
                                                                                  ==========       ==========

      Per Share Amount                                                            $     0.22       $     0.41
                                                                                  ==========       ==========


FULLY DILUTED:
      Average common shares outstanding .............................                208,332          208,332
      Average preferred shares outstanding (A) ......................              1,666,063        1,666,063
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method....                188,699          186,753
                                                                                  ----------       ----------

            Total                                                                  2,063,094        2,061,148
                                                                                  ==========       ==========

      Net Income                                                                  $  449,642       $  851,319
                                                                                  ==========       ==========

      Per Share Amount                                                            $     0.22       $     0.41
                                                                                  ==========       ==========

(A) Preferred shares considered common stock equivalents for all periods as there is no stated yield and there is an automatic conversion feature to convert the preferred to common with no additional proceeds to the company.




                                       49